UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    May 6, 2008

THE DIRECTV GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Material Definitive Agreement

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Standstill Agreement with Liberty Media Corporation

On May 6, 2008, Liberty Media Corporation and two of its wholly-owned subsidiaries (collectively, “Liberty Media”) entered into an agreement (the “Liberty Agreement”) with The DIRECTV Group, Inc. (the “Company”) which imposes certain voting and other limitations on Liberty Media in connection with the Company’s increase in its share repurchase program to $3 billion announced on May 7, 2008.

Under the Liberty Agreement, Liberty Media has agreed to the following (among other things):

• Liberty Media shall continue to be subject to the provisions of Sections 5 and 6 of Article V of the Amended and Restated Certificate of Incorporation as well as other applicable provisions of such Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws and the Related Party Policy and Procedures in effect from time to time, without regard to the increase in Liberty Media’s beneficial ownership in the Company’s Common Stock as a result of the share repurchase program.

• Liberty Media’s voting rights shall be limited to its current voting interest (47.888%), and shares owned by it in excess of such maximum percentage will be voted in the same manner as the shares owned by the Company’s stockholders other than Liberty Media.

• Liberty Media may not purchase additional shares of the Company’s common stock to increase its percentage ownership in excess of the maximum percentage referred to above, except in the following circumstances:

- any member of the Purchaser Group (which, for these purposes, includes Liberty Media and its Subsidiaries, agents and other persons acting in concert with Liberty Media with respect to the Company’s common stock) commences a tender or exchange offer for all the Company’s outstanding voting securities (at a price at least equal to the market price thereof immediately prior to the earlier of the public announcement or commencement thereof) or enters into an agreement to acquire all of such voting securities pursuant to a merger or other business combination transaction with the Company;

- the Purchaser Group acquires shares in a transaction that is approved by an affirmative vote of a majority of the Company’s independent directors; or

- a person that is not affiliated with any member of the Purchaser Group acquires, or has announced its intention to acquire, 25% or more of the Company’s outstanding voting securities or has announced its intention to effect a merger or other business combination transaction with the Company as a result of which such party would become the beneficial owner of 25% or more of the outstanding voting securities of the company surviving the merger or business combination, which merger or other business combination has been approved by the Company’s board of directors.

The Liberty Agreement will terminate if:

- a majority of the Company’s independent directors so determines;

- the Purchaser Group acquires 50% or more of the Company’s outstanding voting securities in a tender or exchange offer, merger, business combination transaction or other transaction under the circumstances described in the first two bullets above; or

- the Purchaser Group acquires 80% or more of the Company’s outstanding voting securities.

In determining the above percentages, any shares acquired by the Company in the repurchase program will be considered to remain outstanding.

The description of the Liberty Agreement in this report is qualified in its entirety by reference to such agreement, filed as Exhibit 10.1 to this report, which exhibit is incorporated in this report by this reference.

Appointment of Director

At the request of Liberty Media and on the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board of Directors has appointed Mr. Mark Carleton as a member of the Board of Directors, effective at the next meeting of the Board of Directors after the annual meeting of stockholders of the Company on June 3, 2008.  Mr. Carleton has been appointed as a Class III director, filling the remaining vacancy on the Company’s Board of Directors resulting from the resignations of Messrs. K. Rupert Murdoch, Peter Chernin and David DeVoe, which occurred on February 27, 2008.  Mr. Carleton is not an independent director and accordingly is not eligible to serve on any of the committees of the Board of Directors of the Company.

Set forth below is certain information with respect to Mr. Carleton including his date of birth, position with Liberty Media and certain directorships held by him:

Mark S. Carleton
Born July 28, 1960.  Mr. Carleton has been a Senior Vice President at Liberty Media Corporation since December 2003.  His primary responsibilities include corporate development and oversight of Liberty’s technology, telecommunications, satellite and sports interests.  Prior to joining Liberty Media Corporation, Mr. Carleton was a partner at KPMG LLP, where he had overall responsibility for communications and media enterprises.  Mr. Carleton was also a member of KPMG LLP’s Board of Directors.  Mr. Carleton’s current directorships include WildBlue Communications, Inc., True Position, Inc., Mobile Streams, Inc., Zoombak, Leisure Arts, Inc., Liberty Sports Group, Starz Media, LLC, Atlanta National League Baseball Club, Inc. and Volunteers of America – Colorado Branch.  He is also a member of the University of Colorado Sports and Entertainment Advisory Council and of the Colorado State University College of Business Global Leadership Counsel.

ITEM 9.01             Financial Statements and Exhibits
(d)	Exhibits.

10.1	Letter Agreement dated May 6, 2008 among The DIRECTV Group, Inc., Liberty Media Corporation, Greenlady Corporation and Greenlady II, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: May 7, 2008	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, Legal, Administration and Human Resources, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Letter Agreement dated May 6, 2008 among The DIRECTV Group, Inc., Liberty Media Corporation, Greenlady Corporation and Greenlady II, LLC